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                               [LETTERHEAD]

            CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

We hereby consent to the use in this Registration Statement on Form SB-2 of our report dated July 1, 1998, relating to the consolidated financial statements of Benz Energy, Ltd. and Subsidiaries, and to the reference to our Firm under the capiton "Experts" in the Prospectus.

/s/ MERDINGER, FRUCHTER, ROSEN & CORSO, P.C.
MERDINGER, FRUCHTER, ROSEN & CORSO, P.C.

New York, New York
September 3, 1998